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                                                               EXHIBIT 10(II)(b)




                        [STERLING BANCORP LETTERHEAD]


                                      February 14, 1995

Mr. John C. Millman
President
Sterling Bancorp
540 Madison Avenue
New York, NY 10022


Dear Mr. Millman:


           This will confirm the following amendments to your employment agreement dated February 19, 1993 with our Company:

           (i) The date in the third line of Paragraph 1 (captioned "Term") is amended to be December 31, 1997.

           (ii) Subparagraph (b) of Paragraph 3 (captioned "Compensation and Benefits") is amended so that with respect to years commencing with calendar 1994 it reads:

                    "(b) You may earn bonus compensation for each calendar year, based upon such performance measures and other criteria as may be set by the Company's Board of Directors (or the Compensation Committee of the Board) with respect to such year."

           The foregoing amendments were recommended by the Compensation Committee and were approved by the Board of Directors at its February 1995 and November 1994 meetings.

           Kindly sign and return the enclosed copy to the Company in order to confirm your understanding and acceptance of the foregoing amendments.


                                      Sincerely,

                                      STERLING BANCORP


                                      By /s/ Jerrold Gilbert
                                        -----------------------
                                         Exec. Vice President


Agreed:


/s/ JOHN C. MILLMAN
--------------------------
John C. Millman